UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2006
TIME WARNER INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
212-484-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Time Warner Inc., a Delaware corporation (the “Company” or “Time Warner”), has recast its consolidated financial statements as of December 31, 2005 and 2004 and for each year in the three-year period ended December 31, 2005 and the related Management’s Discussion and Analysis of Results of Operations and Financial Condition, including the accompanying schedule, to reflect (i) the Company’s retrospective application of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which was adopted by the Company in 2006, (ii) the retrospective application of a change in accounting principle made in 2006 for recognizing programming inventory costs at Home Box Office, Inc., a subsidiary of the Company, and (iii) the retrospective presentation of certain businesses sold or transferred in 2006 as discontinued operations. These changes were previously reflected in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 that was filed with the Securities and Exchange Commission on November 1, 2006.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

99.1	Recast consolidated financial statements of Time Warner Inc. as of December 31, 2005 and 2004 and for each year in the three-year period ended December 31, 2005 and Management’s Discussion and Analysis of Results of Operations and Financial Condition, including the accompanying schedule.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Wayne H. Pace
	Name:	Wayne H. Pace
	Title:	Executive Vice President and Chief Financial Officer

Date: November 3, 2006

EXHIBIT INDEX

Exhibit	Description

99.1	Recast consolidated financial statements of Time Warner Inc. as of December 31, 2005 and 2004 and for each year in the three-year period ended December 31, 2005 and Management’s Discussion and Analysis of Results of Operations and Financial Condition, including the accompanying schedule.